                                                                     Exhibit 5.1
                        Testa, Hurwitz & Thibeault, LLP
                               ATTORNEYS AT LAW
                                125 High Street
                       Boston, Massachusetts 02110-2704
                             Office (617) 248-7000
                              Fax (617) 248-7100

                                                                  March 15, 2000

Lycos, Inc.
400-2 Totten Pond Road
Waltham, MA 02451

RE: REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

     This opinion relates to an aggregate of 742,165 shares of common stock, par value $.01 per share (the "Common Stock"), of Lycos, Inc. (the "Company"), which are the subject matter of a Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the "Commission") on March 15, 2000 (the "Registration Statement"). 494,777 of the 742,165 shares of Common Stock have been issued to Fast Search & Transfer ASA ("Fast") and the Registration Statement covers the resale of these shares. The Registration Statement also covers the resale of the remaining 247,388 shares of Common Stock potentially issuable by the Company to Fast upon exercise by the Company of an option (the "Fast Option") granted by Fast to the Company to acquire shares of Fast using the Company's Common Stock as consideration.

     Based upon such investigation as we have deemed necessary, we are of the opinion that the 494,777 shares of Common Stock issued to Fast and may be sold by Fast pursuant to the prospectus of which the Registration Statement is a part have been validly issued and are fully paid and nonassessable. The remaining 247,388 shares which may be issued to Fast and sold by Fast pursuant to the Registration Statement, when issued in the manner described in the Registration Statement and in accordance with the Fast Option, will be validly issued and fully paid and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the Prospectus under the caption "Legal Matters."


                                             Very truly yours,


                                             TESTA, HURWITZ & THIBEAULT, LLP